Exhibit 99.2

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (“Agreement”) is made and entered into as of August 1, 2015 (the “Commencement Date”), between ELECTRONIC SYSTEMS TECHNOLOGY, INC. a Washington corporation (“ELST”), and THOMAS L. KIRCHNER (“Kirchner”). Upon the expiration of the seven-day revocation period described in Section 5.b. of the Separation Agreement (as defined below) without a revocation by the Officer as described therein (the “Effective Date”), this Agreement will become effective as of the Commencement Date, provided that if the Effective Date does not occur, this Agreement will be void ab initio (e.g., it shall never take effect).

WITNESSETH

WHEREAS, pursuant to the Separation and Release Agreement entered into effective as of July 31, 2015 (the “Separation Agreement”), Kirchner’s employment with ELST terminated on July 31, 2015;

WHEREAS, Kirchner has certain knowledge and expertise related to the businesses and operations of ELST; and,

WHEREAS, ELST wishes to insure that, notwithstanding the termination of Kirchner’s employment, ELST will continue to have the benefit of Kirchner’s knowledge and experience related to the businesses and operations of ELST.

NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ELST and Kirchner agree as follows:

1.	Consulting Services.

(a)

ELST hereby engages Kirchner, and Kirchner hereby agrees, to perform and provide Consulting Services (as defined below) to ELST when and where directed by ELST’s board of directors or ELST’s management, on an independent contractor basis. As used in this Agreement, “Consulting Services” means services related to the businesses and operations. ELST may temporarily or permanently exclude any particular service from the scope of the Consulting Services upon written notice to Kirchner.

(b)

Kirchner agrees to render the Consulting Services conscientiously and devote his best efforts and abilities thereto. Kirchner further agrees to devote to ELST such portions of his business time and attention as may be necessary and appropriate to perform the Consulting Services, but Kirchner shall not be required to provide more than 4 hours of Consulting Services in any calendar month.

(c)

The Consulting Services shall be performed at such locations as the Board of Directors of ELST may designate; provided, however, the parties acknowledge and agree that Kirchner may be required to periodically travel to other locations as may be reasonably necessary in the performance of the Consulting Services.

2.

Term. The term of this Agreement shall begin on the Commencement Date and end on the earlier of: (i) ELST provides written notice to Kirchner of the termination of this Agreement due to the gross negligence, fraud, willful misconduct, material breach of this Agreement by Kirchner or a material breach of ELST policies by Kirchner or (ii) July 31, 2016 (the “Consulting Period”), unless extended by the mutual written agreement of Kirchner and ELST.

3.

Compensation. For all services rendered under this Agreement and the other covenants and agreements of Kirchner, during the Consulting Period, ELST shall (a) pay to Kirchner a fee of $75.00 per hour and (b) reimburse Kirchner for all reasonable out-of-pocket traveling expenses incurred by Kirchner in rendering the Consulting Services as approved by ELST in accordance with the policies, practices and procedures of the ELST. Kirchner shall furnish a reasonable detail including receipts of any expenses for which reimbursement is sought.

4.	Independent Contractor Status.

(a)

Non-Employee Status; Independent Contractor. ELST and Kirchner hereby acknowledge that Kirchner is and will be an independent contractor to and is not an employee (or person of similar status) of ELST for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), and Sections 601-608 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Kirchner acknowledges that he will not be paid any “wages” (as defined in the Code) in respect of the services under this Agreement, and ELST will not withhold any amounts from the consideration paid hereunder for tax purposes. Kirchner shall be solely responsible for all taxes (including penalties and interests thereon) imposed on him by reason of the payment of any compensation, benefits or other amounts payable in respect of this Agreement or the services under this Agreement, if any, and shall indemnify ELST for any losses or damages (including reasonable attorneys’ fees) incurred or suffered by ELST as a result of Kirchner or Kirchner’s failure to pay any such taxes (including any penalties and interest thereon).

(b)

Method of Performing Services. Kirchner shall be free to determine, in Kirchner’s sole discretion, the method, details, and means of performing the Consulting Services; provided, however, that such method, details, and means shall be in accordance with good and reputable business practices. Kirchner shall be free to set Kirchner’s own hours and appointments. ELST shall have no right to, and shall not, control the manner or determine the method of accomplishing such work. ELST may, however, require Kirchner to observe at all times the security and safety policies of ELST. In addition, ELST shall be entitled to exercise a broad general power of supervision and control over the results of work performed by Kirchner to ensure satisfactory performance. This power of supervision shall include the right to inspect, stop work, and make suggestions or recommendations as to the details of the work, and request modifications to the scope of the consulting services to be provided hereunder.

(c)

No Authority. Kirchner, in his capacity as such, has no authority, either real, implied or apparent, to act for or bind or obligate ELST to any contract or any other matter without the prior express written approval from an authorized representative of ELST. Kirchner will not represent to any third party that he has, in his capacity as a contractor hereunder, any real, implied or apparent authority to enter into any arrangement, contract or commitment on behalf of ELST. All federal, state or local tax liability that Kirchner incurs as a result of the remuneration provided pursuant to this Agreement, or otherwise, shall be and remain the sole responsibility of Kirchner.

(d)

Ineligible for Employee Benefits. Kirchner shall not be eligible for any benefit available only to employees of ELST or its Affiliates, including, but not limited to, medical, dental, vision and related health benefits, state disability insurance, unemployment insurance, vacation pay, sick pay, severance pay, bonus plans, pension plans, savings plans and the like.

5.	Confidential Information.

(a)

Kirchner acknowledges that in the course of his prospective relationship with ELST under this Agreement, he will have access to information relating to the confidential affairs of ELST, including but not limited to technical information, intellectual property, business and marketing plans, strategies, customer information, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of ELST, and other forms of information considered by ELST to be confidential and in the nature of trade secrets (the “Confidential Information”). ELST agrees to make reasonable efforts to inform Kirchner as to what information the ELST deems to be Confidential Information.

(b)

Kirchner agrees that (i) he will not, and will not allow his Affiliates to disclose to any third party or use any Confidential Information except as expressly permitted in this Agreement, and (ii) he will take all reasonable measures to maintain the confidentiality of all Confidential Information within his possession or control, which will in no event be less than the measures he uses to maintain the confidentiality of his own information of similar type and importance. This confidentiality covenant has no temporal, geographic or territorial restriction.

(c)

The right and remedy to have this confidentiality covenant specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of this confidentiality covenant would cause irreparable injury to ELST and that money damages would not provide an adequate remedy to ELST.

6.

Enforceability. If any court determines that any provision of this Agreement, or any part thereof, is unenforceable against any person, the parties agree that such court shall have the power to modify such provision to the extent necessary to make the Agreement enforceable and valid, and the parties agree to request the court to exercise such power, and, in its modified form, such provision shall then be enforceable and shall be enforced.

7.

Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, ELST may assign this Agreement without Kirchner’s prior consent to any Successor. As used in this Agreement, the term “Successor” shall include any person, corporation, partnership, ELST or other entity that, at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or businesses of ELST.

8.

Notices. All notices or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, transmitted by telecopier or mailed by registered or certified first class mail, postage prepaid, return receipt requested to the parties hereto at the address set forth below (as the same may be changed from time to time by written notice similarly given).

If to ELST:

Electronic Systems Technology, Inc.

415 N. Quay Street, Building B-1

Kennewick, Washington 99336

Attention:  Mike Eller

Facsimile No.:  (509) 783-5475

If to Kirchner:

Thomas L. Kirchner

354 W. Adair Drive

Richland, Washington 99352

Facsimile No.:  to be provided at signing

9.

Amendment and Waiver. No term, provision or condition of this Agreement may be modified or amended unless such modification or amendment is agreed to in writing by ELST and Kirchner. A waiver by ELST or Kirchner of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

10.	Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Washington.

11.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

12.	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of this Agreement.

13.

Dispute Resolution, Venue, and Jurisdiction. The parties agree to resolve all disputes using methods of alternative dispute resolution.

(a)   Mediation.  The Parties shall first engage in mediation with respect to all disputes in good faith, without counsel, and in the presence of a neutral mediator selected by the parties.

(b)

Arbitration. Should efforts to mediate a dispute between the parties be unsuccessful, and the dispute remains to be settled, any claim between the parties, under this Agreement or otherwise, must be determined by arbitration with venue in Benton County, Washington, and commenced with one independent arbitrator selected by the parties; provided, if the parties cannot agree on a single arbitrator, the parties shall each select an independent arbitrator and those arbitrators shall select a third arbitrator, in which case the matter shall be decided by the panel of three arbitrators. The arbitration shall not be conducted as part of the American Arbitration Association: however, the arbitrators shall use the rules and procedures of J.A.M.S/ENDISPUTE in the conduct of the proceedings. All statutes of limitation that would otherwise be applicable will apply to the arbitration proceeding. The costs of the arbitration, including the arbitrator’s fee, and costs for the use of facilities during the hearings shall be borne equally by the parties to the arbitration. Attorneys’ fees may be rewarded to the prevailing or most prevailing party at the discretion of the arbitrator. In no event does any arbitrator have the authority to make any award that provides for punitive or exemplary damages. Additionally, the arbitrator shall not have the power to alter, amend, modify or change the terms of this Agreement or to grant any remedy that is either prohibited by the terms of this Agreement or not available in a court of law. The parties agree that this provision and the Arbitrator's authority to grant relief are subject to the Uniform Arbitration Act, R.C.W. 7.04, et seq., and the provisions of this Agreement. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event does the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings will be governed by the Uniform Arbitration Act, R.C.W. 7.04, et seq. Each Member consents to the jurisdiction and venue of such arbitration proceeding.

(c)

It is agreed by the parties hereto that this Agreement, including its interpretation and its performance, and all proceedings hereunder be construed in accordance with the laws of the state of Washington and in any action or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the state of Washington shall be applicable and controlling. Venue for any action herein shall lie in Benton County, State of Washington.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

KIRCHNER:

/s/ Thomas L. Kirchner

THOMAS L. KIRCHNER

Date:    August 3, 2015

ELST:

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

/s/ Michael W. Eller

By:____________________________

Title:

Michael W. Eller

Date:

Acting President

Date:    August 3, 2015